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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-113582) and related joint proxy statement/prospectus of Findwhat.com for the registration of 7,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of Findwhat.com included in its Annual Report (Form 10-K) for the year end December 31, 2003, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Tampa, Florida
April 22, 2004